UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):   November 15, 2016
SYMBID CORP.
(Exact name of registrant as specified in its charter)
Nevada	333-177500	45-2859440
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Marconistraat 16 3029 AK Rotterdam, The Netherlands	N/A
(Address of principal executive offices)	(Zip Code)
+ 31 (0) 1 089 00 400
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Agreement
Debt Restructuring
On November 15, 2016, we entered into a Note Termination and Conversion Agreement with each of the holders of our 2016 3-year, 8% unsecured convertible notes (the “2016 Notes”), pursuant to which the holders agreed to the termination of their 2016 Notes in exchange for their receipt of equity participation rights in Symbid Coöperatie U.A. (“SC”). An aggregate of $550,000 in principal amount of 2016 Notes together with all accrued interest due thereon was cancelled and participation rights representing an aggregate of 18.75% of the equity in SC was issued.
On November 15, 2016, we entered into a Note Termination and Conversion Agreement with each of the holders of our 2015 3-year 8% unsecured convertible notes (the “2015 Notes”) pursuant to which the holders agreed to the termination of their respective 2015 Notes in exchange for equity participation rights in SC and/or a right of first refusal with respect to any direct or indirect activities of Symbid Corp. and related entities and any future group companies in the field of funds activities and mandates for asset management in the small and medium enterprise (“SME”) segment. As to Symbid Corp., the right of first refusal shall terminate if and when there is a change in control of Symbid Corp. involving another entity with business activities different from those currently undertaken by Symbid Corp. In connection with the foregoing, one note holder of $1,175,000 in principal amount of 2015 Notes agreed to receive the right of first refusal pursuant to a Right of First Refusal Agreement executed on November 15, 2016, in combination with an equity participation in SC while all of the other holders agreed to receive equity participation rights in SC. An aggregate of $1,310,000 in principal amount of 2015 Notes together with all accrued interest due thereon was cancelled and participation rights representing an aggregate of 6.5% of the profit rights in SC was issued. The Note Termination and Conversion Agreements also provided for the termination of pre-emptive rights which holders of the 2015 Notes had been granted in connection with their purchases of 2015 Notes.
On November 15, 2016, the note holder entered into the Right of First Refusal Agreement (“ROFRA”) described above, with us, Symbid Holding B.V. (“Symbid Holding”), SC, Stichting Symbid IP Foundation (“IP Foundation”), Korstiaan Zandvliet, Maarten van der Sanden and Robin Slakhorst. The ROFRA requires Symbid Corp. and related parties to inform the note holder in writing, accompanied by a reasonably detailed business plan, of any asset management activities to be undertaken by any of the Symbid group companies after having developed a material marketing plan at least 60 days before such intended asset management activity is marketed. The note holder shall have 15 days after receipt of notice to inform the Symbid Corp. related parties as to its intention to exercise the right of first refusal. The ROFRA has a term which runs through December 31, 2020.

On November 15, 2016 Symbid B.V. entered into an agreement with Voyager Beheer BV (“Voyager”) and SC which provided for the termination of a September 15, 2011 €66,950 promissory note from Symbid B.V. to Voyager, including all accrued interest due thereon, in consideration of the grant to Voyager of a 1.33% participation in SC.
On November 15, 2016 Symbid B.V. entered into an agreement with Rabobank Leiden-Katwijk (“Rabobank”) and SC pursuant to which Symbid B.V.’s outstanding €52,959 debt to Rabobank and all accrued interest due thereon will be transferred to and assumed by SC. The agreement further provided that a related line of credit with an amount due of €60,500 be transferred to and assumed by SC. The agreement contains a condition precedent for an approval required by RVO, a Dutch government agency, for the transaction to be completed.
On November 18, 2016 we settled approximately €101,000 in debts with two creditors through agreements with SC under which the creditors agreed to the termination of the debts in consideration of receiving participation rights in SC aggregating to 5% of SC.
On November 1, 2016 Symbid B.V. entered into agreements with SC and persons having employment agreements with Symbid B.V., providing for the termination of all Symbid B.V. employment agreements and the entry into new agreements between such employees and SC.

On November 15, 2016 SC assumed certain debts and obligations from Symbid B.V. in consideration of cancellation of the current account between Symbid B.V. and SC and office furniture from Symbid B.V. to be obtained in return by SC, under the suspending condition that all other debts and obligations of Symbid B.V. are settled, with the exception of any liabilities owed to Symbid Corp. or Symbid Holding B.V. by Symbid B.V.
License Agreements
On November 15, 2016 Symbid B.V. and SC entered into a License Termination Agreement which terminated the April 13, 2011 License Agreement between them retroactive to November 1, 2016.
On November 15, 2016 IP Foundation and Symbid Holding executed Addendum 2 to their Intellectual Property License and Transfer Agreement dated October 16, 2013 to enable IP Foundation to grant a non-exclusive license to SC in return for SC’s bearing the costs for the further development of the related software, intellectual property rights and know-how. This was done in recognition of the fact that Symbid Holding is no longer able to continue development of the software in compliance with applicable Netherlands laws and regulations.
On November 15, 2016 SC and IP Foundation entered into an Intellectual Property License and Transfer Agreement (the “Agreement”) with retroactive effect to November 1, 2016 pursuant to which IP Foundation granted SC a perpetual, royalty free license which included the right to grant sublicenses to affiliates of SC to use the Symbid online crowdfunding platform to conduct crowdfunding business worldwide and to further develop and maintain the platform. Any sublicenses granted to SC affiliates are required to provide for the subsequent transfer of any intellectual property rights and know how relating to the Symbid platform created by such affiliates to SC. In the Agreement, SC acknowledged and agreed that all intellectual property rights and other ownership rights in the intellectual property would remain with IP Foundation.
On November 15, 2016 we settled approximately €15,000 in debts with one creditor through a settlement agreement. The creditor is the owner of the FAC monitoring technology intellectual property rights for which we hold through our fully owned subsidiary FAC B.V. the exclusive perpetual worldwide free of charge license. In consideration of the settlement of €15,000 the terms of the license will be changed to a non-exclusive perpetual worldwide free of charge license.
Item 5.02  Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
Robin Slakhorst resigned as our Chief Commercial Officer and as a Director effective the close of business on November 15, 2016. The resignation of Mr. Slakhorst was not the result of any disagreement with us on any matter related to our operations, policies or practices.
Item 8.01  Other Events
Our expenses have outpaced our revenues since our inception causing liquidity issues and raising substantial doubt about our ability to continue as a going concern. In recognition thereof, we have implemented strategies to reduce expenses and restructure our operations. Such restructuring, as described elsewhere in this Report, will cause us to curtail certain of our operations and change our business focus from the operation of online funding platforms and the provision of software solutions for the alternative financing market for the SME market to the licensing of available software packages for which we own or license the intellectual property.
The revised business model will require fewer employees, advisors and consultants and will be more economical to operate than our past operations. Over the past few years we have developed several software products suitable for the alternative market which we will continue to offer to and operate with third parties. Such products and related services include white label versions of crowdfunding software for investor groups and monitoring software to provide investors with ongoing insight into the performance of SMEs to which they have loaned money. Related licensing fees and subscription agreements may include set fees and yearly contribution fees.

Our goal is to substantially reduce or eliminate our debt, continue to operate our business and negotiate a possible acquisition or other business combination with another operating entity. There can be no assurance that we will be successful in this endeavor or that if a business combination is consummated that it will be on favorable terms. In the interim, we will continue forward with our ongoing business operations.
As the result of the restructuring, our previous crowdfunding platform in the Netherlands will be operated through SC. We previously controlled and operated SC through corporate governance but as the result of the restructuring, SC has become an independent entity. As we do not currently have the resources available to continue the software development of the online funding platform, SC will be required to further develop the software for operating the crowdfunding platform under the laws and regulations of The Netherlands before January 1, 2017 in order to remain compliant. SC has, in return for reimbursing the further development of the software, been granted a non-exclusive license to the intellectual property from IP Foundation in order to continue crowdfunding operations in The Netherlands. We will continue to hold an identical non-exclusive license to the intellectual property of the crowdfunding platform whereby we will be allowed to use the most up to date versions of the software and other intellectual property.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
SYMBID CORP.

Date: November 22, 2016	By:	/s/ Korstiaan Zandvliet
Name: Korstiaan Zandvliet
Title: President

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